EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-121901, 333-12064, 333-88172, 333-112755 and 333-149657 on Form S-8 and Nos. 333-104147, 333-13806, 333-145431 and 333-152119 on Form F-3, of our report, dated April 27, 2023, relating to the financial statements of Metalink Ltd. (the “Company”) for the year ended December 31, 2022, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ Barzily & Co.
Barzily & Co.
Certified Public Accountants
A member of MSI Global Alliiance
Tel Aviv, Israel

April 27, 2023